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NORLAND MEDICAL SYSTEMS, INC.                                         EXHIBIT 11
Statement Regarding Computation of Earnings Per Share

(Unaudited)



PRIMARY BASIS                                THREE MONTHS ENDED SEPTEMBER 30
                                             -------------------------------
                                                  1997            1996
                                                  ----            ----

Net income (loss)                              $(15,466,142)    $  515,335

Weighted average shares
  outstanding                                     7,154,161      6,895,781

Stock options                                        90,845        319,139

Weighted average number of
  common and common equivalent
  shares outstanding                              7,245,006      7,214,920

Earnings (loss) per share                      $      (2.13)    $     0.07




PRIMARY BASIS                                  NINE MONTHS ENDED SEPTEMBER 30
                                               ------------------------------
                                                    1997           1996
                                                    ----           ----

Net income (loss)                              $(14,361,386)    $1,956,647

Weighted average shares
  outstanding                                     7,154,161      6,706,326

Stock options                                        48,787        469,735

Weighted average number of
  common and common equivalent
  shares outstanding                              7,202,948      7,176,061

Earnings (loss) per share                      $      (1.99)    $     0.27

NORLAND MEDICAL SYSTEMS, INC.
Statement Regarding Computation of Earnings Per Share

(Unaudited)



FULLY DILUTED BASIS                           THREE MONTHS ENDED SEPTEMBER 30
                                              -------------------------------
                                                    1997           1996
                                                    ----           ----

Net income (loss)                              $(15,466,142)    $  515,335

Weighted average shares
  outstanding                                     7,140,071      6,895,781

Stock options                                        51,146        365,723

Weighted average number of
  common and common equivalent
  shares outstanding                              7,191,218      7,261,504

Earnings (loss) per share                      $      (2.15)    $     0.07




FULLY DILUTED BASIS                            NINE MONTHS ENDED SEPTEMBER 30
                                               ------------------------------
                                                    1997           1996
                                                    ----           ----

Net income (loss)                              $(14,361,386)    $1,956,647

Weighted average shares
  outstanding                                     7,140,071      6,706,326

Stock options                                        53,237        497,064

Weighted average number of
  common and common equivalent
  shares outstanding                              7,193,309      7,203,390

Earnings (loss) per share                      $      (2.00)    $     0.27



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